Exhibit 10.2

SECOND AMENDMENT TO WARRANT AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”), dated as of February 25, 2016, to the Warrant Agreement to Purchase Shares of the Common Stock of Mast Therapeutics, Inc., dated as of August 11, 2015, as previously amended pursuant to that certain First Amendment thereto dated as of September 28, 2015, (as so amended, the “Warrant Agreement”), is made by and between MAST THERAPEUTICS, INC., a Delaware corporation (the “Company”), and HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership (the “Warrantholder”).

A.The Company and the Warrantholder desire to amend the Warrant Agreement as set forth herein, such modifications to be effective as of the date hereof.

B.Capitalized terms that are not otherwise defined in this Amendment have the respective meaning set forth in the Warrant Agreement.

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.The definition of “Exercise Price” in Section 1 of the Warrant Agreement is hereby amended and restated in its entirety to read as follows:

““Exercise Price” means $0.275.”

2.A second paragraph is hereby added to Section 11 of the Warrant Agreement, such paragraph to read in its entirety as follows:

“Notwithstanding the foregoing paragraph, Warrantholder hereby agrees that it shall not sell, assign or otherwise transfer, or make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, this Warrant (or any portion hereof or any interest herein) or any of the shares of Common Stock issuable upon the exercise of this Warrant until on or after May 17, 2016.

3. Except as specifically amended hereby, the Warrant Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Warrantholder under the Warrant Agreement, and it does not constitute a waiver of any provision of the Warrant Agreement.

4. This Amendment shall be governed by, and construed in accordance with, the law of the State of California.

5.This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile, .pdf or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. Warrantholder may also require that any such documents and signatures delivered by facsimile, .pdf or other electronic imaging means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile, .pdf or other electronic imaging means.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

Company:

MAST THERAPEUTICS, INC.

By: /s/ Brandi Roberts

Name:  Brandi Roberts

Title:  Chief Financial Officer

WARRANTHOLDER:

HERCULES TECHNOLOGY III, L.P.

By:	Hercules Technology SBIC Management, LLC, its General Partner
By:	Hercules Capital, Inc., its Manager

By: /s/ Jennifer Choe

Name:  Jennifer Choe

Title:  Assistant General Counsel

[Second Amendment To Warrant Agreement]